Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 11, 2013, among Authentidate Holding Corp., a Delaware corporation (the “Company”), and each of the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

BACKGROUND

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 as promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, a number of units of the Company’s securities (the “Units”) as is set forth beneath such Purchaser’s name on the signature pages hereof, with each Unit consisting of such number of (a) shares of Series D Convertible Preferred Stock, par value $0.10 per share (the “Series D Preferred Stock”), and (ii) warrants to purchase shares of Common Stock (each, a “Warrant”) as more fully described in this Agreement (the “Offering”); and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. In addition to the other terms specifically defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used herein:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” means the board of directors of the Company or any authorized committee of the board of directors.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Bid Price” shall mean the most recently reported closing consolidated bid price of the Company’s Common Stock published by the Nasdaq Stock Market determined as of the Effective Date of this Agreement.

“Closing Date” means the Trading Day on which this Agreement has been executed and delivered by the parties hereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the securities comprising the Units, in each case, have been satisfied or waived.

“Common Stock” shall mean the common stock of Authentidate Holding Corp., par value $0.001 per share.

“Effective Date” shall mean the date that the Company has satisfied the following conditions (i) the Company has received subscription from Note Holders (as defined in Section 2.3 below) holding Senior Notes (as defined in Section 2.3 below) in an aggregate principal amount of at least the Minimum Amount and (ii) the Company has entered into an underwriting agreement in form and substance satisfactory to the Company providing for a firm commitment public offering of the Company’s securities for gross proceeds in excess of $2,000,000.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indebtedness” means, without duplication, with respect to any Person (the “subject Person”), all liabilities, obligations and indebtedness of the subject Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding purchases of property, product, merchandise and services in the ordinary course of business, but including (a) all obligations and liabilities under guarantees; (b) the present value of lease payments due under synthetic leases; and (c) all obligations and liabilities under any asset securitization or sale/leaseback transaction; provided, further, however, that in no event shall the term Indebtedness include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) above), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

“Liens” means any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, other than restrictions imposed by securities laws.

“Majority in Interest” shall mean the holders of at least a majority (50.1%) of the aggregate number of Series D Preferred Shares then outstanding at the time of such determination.

“Minimum Amount” means an aggregate principal amount of Senior Notes of at least U.S. $6,000,000.

“Per Unit Purchase Price” equals $10.00.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Premium” means such additional amount above the Closing Bid Price so as to ensure that the conversion price of the Series D Preferred Stock is deemed to be an “above-market” transaction in accordance with the listing rules of the Nasdaq Stock Market.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

“Required Approvals” means (i) filings expressly required pursuant to this Agreement, (ii) application(s) and/or notification(s) to the Company’s principal Trading Market for the listing of the shares of Common Stock which may be issued pursuant to the terms of this Agreement for trading thereon in the time and manner required thereby; (iii) such filings as are required to be made under applicable federal and state securities laws; (iv) approvals or consents that have been made or obtained prior to or contemporaneously with the date of this Agreement; (v) filings pursuant to the Exchange Act; and (vi) the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreements” means those certain Security Agreements, as amended to date, dated March 28, 2012 and September 24, 2012, entered into among the Company and the purchasers thereunder pursuant to which the Company granted such purchasers a Lien against the Company’s assets to secure the Company’s obligations under the Senior Notes.

“Senior Notes” means the aggregate principal amount of $7,350,000 of outstanding senior secured notes issued by the Company on March 28, 2012 and September 24, 2012, as amended to date, and any deferrals, renewals or extensions thereof, and any notes or other instruments or evidences of Indebtedness issued in respect of or in exchange thereof.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Subscription Amount” means the aggregate amount to be paid for the Units purchased hereunder as specified beneath each Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” payable (i) in United States dollars and in immediately available funds and (ii) by the surrender for cancellation of Senior Notes by Note Holders, in an amount equal to the amount of aggregate Per Unit Purchase Price for the number of Units subscribed by the Purchaser.

“Trading Day” means a day on which the Trading Market on which the Company’s Common Stock is listed for trading is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Agreements” means this Agreement, the Series D Certificate of Designation, the Warrants, the Registration Rights Agreement, and any other agreement or instrument executed by a party to this Agreement or in connection with the transactions contemplated hereunder.

ARTICLE II

PURCHASE AND SALE OF SECURITIES

2.1 Purchase and Sale of Securities; Binding Agreement Date; Closing.

(a) The Company has duly authorized the issuance and sale at the Closing of a maximum of 900,000 Units at the Per Unit Purchase Price for an aggregate purchase price of $9,000,000 with each Unit consisting of (i) one (1) share of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Shares”), having the terms set forth in the Certificate of Designation for such Series D Preferred Shares attached hereto as Exhibit A (the “Series D Certificate of Designation”) and (ii) warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase an aggregate of ten (10) shares of Common Stock (the “Warrant Shares”) which Warrants shall be exercisable at a per share exercise price equal to 100% of the Closing Bid Price and otherwise be substantially in the form attached hereto as Exhibit B. The Series D Preferred Shares issuable hereunder shall be convertible into shares of Common Stock at an initial conversion price equal to the Closing Bid Price plus the Premium and in accordance with the terms of the Series D Certificate of Designation (the “Conversion Shares”, and together with Series D Preferred Shares, the Warrants and the Warrant Shares, the “Securities”).

(b) Upon all of the terms and subject to all of the conditions hereof, the Company agrees to issue and sell to each Purchaser, and each of the Purchasers hereby agrees to purchase on the Closing Date (defined below), (i) the number of Series D Preferred Shares set forth below the Purchaser’s name on the Purchaser Signature Page and (ii) the number of Warrants set forth below the Purchaser’s name on the Purchaser Signature Page. The obligations of the Purchasers to purchase Units are several and not joint. Notwithstanding anything else herein, for purposes of determining the Closing Bid Price pursuant to Nasdaq Listing Rules, including Rule 5005(a)(22), this Agreement shall not be binding or effective until the execution by all necessary parties of an underwriting agreement for a firm commitment public offering of at least $2,000,000 of the Company’s securities.

(c) The closing of the purchase and sale of the Securities pursuant to this Agreement (the “Closing”) shall occur on such Business Day as the Purchasers and Company agree. The “Closing Date” shall mean the Business Day on which this Agreement has been executed and delivered by the parties hereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities comprising the Units, in each case, have been satisfied or waived.

(d) At the Closing, upon the terms and subject to the conditions set forth herein, substantially concurrently with the execution and delivery of this Agreement by the parties hereto, the Company shall sell, and each Purchaser shall purchase, the number of Units specified beneath each such Purchaser’s name on the signature pages hereto. At the Closing, each Purchaser shall deliver to the Company an amount equal to such Purchaser’s Subscription Amount as set forth beneath such Purchaser’s name on the signature page hereto, and the Company shall deliver to such Purchaser the securities represented by the Units so purchased, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Each Purchaser shall deliver its Subscription Amount to the Company either (i) by surrendering to the Company at its principal offices for cancellation the original Senior Note(s) held by such Purchaser, free and clear of any liens, claims, charges, security interest or other legal or equitable encumbrances, in an amount equivalent to such Purchaser’s Subscription Amount for Units purchased through the cancellation of Senior Notes and/or (ii) via wire transfer of immediately available U.S. funds to the account designated for receipt of such funds by the Company. Upon satisfaction of the requirements, covenants and conditions set forth in Section 2.2 and Article V, the Closing shall occur at the offices of the Company or such other location, and at such time, as the parties shall mutually agree.

(e) Each Purchaser acknowledges and agrees that the Company reserves the right, in its absolute discretion, to reject a subscription for Units, in whole or in part, at any time prior to the closing time. If a subscription is rejected in whole, any checks or other forms of payment delivered to the Company representing the Subscription Amount will be promptly returned to such Purchaser without interest or deduction. If a subscription is accepted only in part, a check representing any refund of the Subscription Amount for that portion of the subscription for the Units which is not accepted will be promptly delivered to each Purchaser without interest or deduction.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following: (i) this Agreement, duly executed by the Company; (ii) the Registration Rights Agreement, duly executed by the Company; (iii) a duly executed stock certificate representing the Series D Preferred Shares purchased hereunder; (iv) the Warrants purchased hereunder, duly executed by the Company; (v) evidence of the filing and acceptance of the Series D Certificate of Designation from the Secretary of State of Delaware; and (vi) such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following: (i) this Agreement, duly executed by such Purchaser; (ii) if such Purchaser is paying some or all of its Subscription Amount in U.S. funds, then the Purchaser’s Subscription Amount by wire transfer of immediately available U.S. funds to the account as specified in writing by the Company for the amount of Securities being t purchased by payment of U.S. funds; (iii) if such Purchaser is paying some or all of its Subscription Amount through the surrender and cancellation of Senior Notes, then such Purchase shall surrender to the Company the original Senior Notes registered in the name of such Purchaser in an aggregate principal amount equivalent to the Subscription Amount of the Purchaser to be paid through the cancellation of Senior Notes (or an affidavit of loss and indemnity undertaking with respect thereto, in a form acceptable to the Company); (iv) the Registration Rights Agreement, duly executed by such Purchaser; (v) a fully completed and duly executed Accredited Investor Certification, substantially in the form attached hereto as Schedule A; and (vi) such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

2.3 Cancellation of Senior Notes.

(a) Each Purchaser who is a holder of Senior Notes (each a “Note Holder” and collectively, the “Note Holders”) that is surrendering such Senior Notes in consideration for the sale of Units hereunder hereby agrees that the aggregate principal amount of the Senior Notes held by such Purchaser shall be cancelled upon the Closing. Each Purchaser acknowledges that the cancellation of the Senior Notes held by such Purchaser shall have the effects specified in the Senior Notes and in the Security Agreements. Notwithstanding anything to the contrary contained in the Senior Notes or in the

Security Agreements or otherwise, the Company and each such Purchaser that is a Note Holder hereby agree that upon the Closing: (i) the Company’s obligations under the Senior Notes held by such Note Holder shall be deemed fully paid and satisfied; (ii) the Company’s obligations to such Note Holder pursuant to the Security Agreements shall be deemed fully satisfied; (iii) as between the Company and the Note Holders that are Purchasers, the Security Agreements and the Senior Notes shall automatically terminate and have no further force and effect (other than those specific provisions which pursuant to the terms and provisions of the Security Agreements and the Senior Note expressly survive termination), and (iv) all security interests in and other liens on the assets of the Company granted pursuant to the Security Agreements and the Senior Notes (to the extent of the aggregate principal amount of Senior Notes which are surrendered pursuant to this Agreement) shall be automatically terminated and released.

(b) Each Note Holder that is surrendering its Senior Notes pursuant to this Agreement hereby authorizes the Representative (as defined in the Security Agreements) and the Company to execute and file any Uniform Commercial Code termination statements, release and termination of trademark security interests and other similar discharge or release documents as are necessary or reasonably requested by the Company to terminate and release, as of record, the security interests, financing statements, and all other notices of security interests and liens previously filed by with respect to the Senior Notes (to the extent of the aggregate principal amount of Senior Notes which are surrendered pursuant to this Agreement). Such Note Holders hereby further authorize the Representative and the Company and/or their counsel or representatives, immediately following the Closing, to file the foregoing UCC and other termination statements (including a Termination of Trademark Security Interest) in such jurisdictions as are deemed necessary by the Company to terminate and release the security interests granted pursuant to the Senior Notes. The Note Holders shall execute and deliver to or for the Company such additional documents (in recordable form, as appropriate) as the Company may reasonably request to carry out the foregoing termination and release of the security interests granted under the Security Agreements the Senior Notes. Each Note Holder further agrees that it will write “PAID IN FULL” on the original of the Senior Notes surrendered to the Company pursuant to this Agreement and initial such phrase and return the original Senior Note to the Company. Notwithstanding the foregoing, however, in the event the Purchaser does not inscribed the phrase “PAID IN FULL” on the original Senior Notes, it hereby authorizes the Company’s agents and officers to write such phrase on the original Senior Note.

(c) In the event a Note Holder has lost his, her or its original Senior Note, or such Senior Notes are lost, stolen or destroyed, such Note Holder shall, instead of returning the original Senior Note, execute and deliver to the Company an affidavit of loss and indemnification undertaking (in a form acceptable to the Company) with respect to such Senior Notes and in which instrument the Note Holder acknowledges that the Senior Notes are paid in full.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

(a) Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by the Company makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have, or reasonably be expected to result in, a Material Adverse Effect (defined below). For purposes of this Agreement, “Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis, or (ii) material and adverse impairment of the Company’s ability to perform its obligations under this Agreement, provided that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (A) a change in the market price or trading volume of the shares of Common Stock of the Company or (B) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole.

(b) Authorization; Enforcement. The Company has the requisite corporate authority to enter into this Agreement and to carry out its obligations hereunder subject to the terms and conditions set forth herein. The execution and delivery of this Agreement, the certificates representing the Series D Preferred Shares and the Warrants, and the other Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the other Transaction Agreements have been duly executed and delivered by the Company and constitutes, and the certificates representing the Series D Preferred Shares and Warrants, when executed and delivered in accordance with the terms hereof, will constitute, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally; (ii) the effect of rules of law governing the availability of specific performance, injunctive relief and other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Required Approvals; No Conflicts. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or entity in connection with the execution, delivery and performance by the Company of this Agreement or the issuance, sale or delivery of the Securities other than the Required Approvals and if required, the Stockholder Approval contemplated by Section 6.9 of this Agreement. Subject to the Required Approvals and if required, the Stockholder Approval contemplated by Section 6.9 of this Agreement, the execution and delivery by the Company of this Agreement and the certificates representing the Series D Preferred Shares and the Warrants, and the performance by the Company of its obligations hereunder and thereunder, do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default under (or an event that, with notice or lapse of time or both, would become a default under), or give to others any rights of termination, amendment, acceleration or cancellation under (with or without notice, lapse of time or both), any agreement, credit facility, debt or other instrument evidencing a debt of the Company or other understanding to which the Company is a party, or by which any of its properties or assets is bound, except to the extent that such conflict or default or termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any of its properties or assets is bound, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(d) Capitalization. As of May 31, 2013, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which (A) 30,655,285 shares are issued and outstanding (after giving effect to the issuance of all shares of common stock upon the conversion of our previously outstanding shares of Series C Convertible Redeemable Preferred Stock, which were converted as of April 5, 2013); (B) 3,304,855 shares are reserved for issuance upon the exercise of stock options and the vesting of restricted stock units outstanding under the Company’s equity compensation plans; (C) 13,631,953 shares are reserved for issuance upon exercise of common stock purchase warrants granted prior to the date of this Agreement; and (D) and such additional stock options and shares of Common Stock which may be issued from time to time in accordance with the terms of the Company’s current equity compensation plans; and (ii) 5,000,000 shares of Preferred Stock, $0.10 par value per share, of which 28,000 shares are issued and outstanding and designated as Series B Convertible Preferred Stock and which shares of Series B Convertible Preferred Stock are convertible into an aggregate of 250,000 shares of Common Stock. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were issued in full compliance with applicable state and federal securities laws. Except as disclosed in this Agreement, the SEC Reports (as defined below), or in another document publicly filed by the Company with the Commission prior to the date first set forth above, the Company has no outstanding options or warrants to purchase, or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company’s equity compensation plans and the options or other rights granted and exercised thereunder set forth in the SEC Reports accurately and fairly presents in all material respects the information required by the Securities Act to be shown with respect to such plans, options and rights.

(e) Due Issuance. The Series D Preferred Shares and the Warrants to be issued and the shares of Common Stock to be issued upon conversion of the Series D Preferred Shares and exercise of the Warrants (and solely with respect to the issuance of any Conversion Shares and Warrant Shares in excess of the Exchange Cap (as defined in Section 6.8), subject to the Stockholder Approval), will be duly authorized and, when issued and paid for in accordance with this Agreement, the Series D Certificate of Designation and the Warrants, as the case may be, will be duly and validly issued and outstanding, fully paid and non-assessable, free and clear of all Liens and will not be subject to pre-emptive or similar rights of stockholders of the Company.

(f) Litigation. Except as described in the Company’s reports filed with the SEC pursuant to the Exchange Act (the “SEC Reports”), there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto. Except as disclosed in the SEC Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would reasonably be expected to have a Material Adverse Effect.

(g) Intellectual Property. Except as disclosed in the SEC Reports, each of the Company and its subsidiaries owns or has the valid right to use all Intellectual Property (as defined below) necessary for the conduct of the businesses of the Company and its subsidiaries in the manner described in the SEC Reports as now conducted or proposed to be conducted. Except as disclosed in the SEC Reports: (i) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company or any of its subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or any of its subsidiaries; (ii) the Intellectual Property owned by the Company or its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others; and (iv) each of the Company and its subsidiaries has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business. The term “Intellectual Property” as used herein means all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, domain names, copyrights, licenses, inventions, trade secrets, technology, software, systems, know-how and other intellectual property and proprietary rights.

(h) Property. The Company does not own any real property. The Company and its subsidiaries have good and marketable title to all properties and assets described in the SEC Reports as owned by it, in each case free and clear of all Liens, except such as (i) are described in the SEC Reports or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(i) Permits. The Company and its subsidiaries possess all licenses, certificates, clearances, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities (collectively, “Permits”) that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted, except where the failure to possess such licenses, certificates, authorization or permits would not reasonably be expected to have a Material Adverse Effect. The Company has not received notice of any revocation or modification of any such Permits and has no reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. The Company has not received any Form 483 notice of adverse finding from the U.S. Food and Drug Administration (“FDA”), warning letter, untitled letter or other correspondence or notice from FDA or any other governmental or regulatory authority alleging or asserting noncompliance with any applicable laws or any Permits. The Company has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable laws or Permits and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed in all material respects (or were corrected or supplemented by a subsequent submission).

(j) Financial Statements. The financial statements of the Company, together with the related schedules and the notes thereto, included or incorporated by reference in the SEC Reports comply in all material respects with applicable accounting requirements and the applicable requirements of the Securities Act and Exchange Act as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. EisnerAmper LLP, who has audited certain financial statements of the Company, are independent registered public accountants as required by the Securities Act and Exchange Act and have been appointed by the Company’s audit committee (if so empowered by the Board of Directors) comprised only of independent directors, or by the Board of Directors, as the case may be.

(k) Material Liabilities and Indebtedness. Since the date of the latest audited financial statements included in the SEC Reports, except as disclosed in the SEC Reports: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, and (iv) other than with respect to the Company’s shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. Except for the issuance of the Securities contemplated by this Agreement or as set forth in the SEC Reports, no event, liability or development has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(l) Transactions with Related Parties. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K. Each Purchaser acknowledges that, as set forth in the SEC Reports, certain officers, directors and holder of greater than 5% of the Company’s outstanding shares of Common Stock are the beneficial owners of an aggregate principal amount of $4,850,000 of outstanding Senior Notes and that each such person may be a party to this Agreement and surrender the Senior Notes held by them in consideration of the issuance of the Units hereunder.

(m) Nature of Company’s Obligation. The Company further acknowledges that its obligations under the Transaction Agreements, including, without limitation, its obligation to issue the Warrant Shares, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(n) No Defaults. Except as disclosed in the Company’s SEC Reports, the Company and its Subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, in breach or violation of any of the terms and provisions of, or in default under (a) their charters and bylaws, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over them, or any of their material assets or properties, or (c) any material agreement or instrument to which they are a party or by which they are bound or to which any of their assets or properties are subject, except, in the case of clauses (b) and (c) only, for such conflicts, breaches or violations as have not and are not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(o) Insurance. The Company, on behalf of itself and its subsidiaries, carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and its subsidiaries are in full force and effect; each of the Company and its subsidiaries is in compliance with the terms of such policies in all material respects; and none of the Company or its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(p) Taxes. The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to the Company’s payment of taxes in any material amount except which the Company is contesting in good faith and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the SEC Reports.

(q) Trading Market. Except as disclosed in the SEC Reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Nasdaq Stock Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Nasdaq Stock Market. Except as described in the SEC Reports, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance or regain compliance in a timely manner, as the case may be, with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene, in a manner which is expected to have a Material Adverse Effect, the rules and regulations of the Nasdaq Stock Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Agreements, other than as described in this Agreement. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Nasdaq Stock Market.

(r) SEC Reports. The Company has filed all SEC Reports required to be filed by it under the Exchange Act for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports filed for the two years preceding the date hereof have complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and none of such SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(s) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, applicable to it, and the applicable rules and regulations promulgated thereunder by all government and regulatory authorities and agencies. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company presented in its most recent periodic report filed for a completed fiscal quarter in accordance with the Exchange Act, the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.

The Purchaser acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those representations and warranties specifically set forth in this Agreement.

3.2 Representations, Warranties and Acknowledgements of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants with respect to only itself, as of the Closing Date, that:

(a) Organization; Authority. Each Purchaser certifies that it is resident in the jurisdiction set out on the applicable signature page of this Agreement. Such address was not created and is not used solely for the purpose of acquiring the Securities and each Purchaser was solicited to purchase in such jurisdiction. The Purchaser is either a natural person or an entity, and in the case of an entity, (i) such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate, partnership or other power and authority to enter into this Agreement, to subscribe for and purchase the Securities as contemplated herein and to carry out its obligations hereunder, and (ii) the execution and delivery of, and performance under, this Agreement and the other Transaction Agreements have been duly authorized by all necessary corporate, partnership or other action on the part of such Purchaser. The Purchaser is duly authorized to execute, deliver and perform this Agreement, the other Transaction Agreements and all other necessary documentation. In the case of all Purchasers, whether or not a natural person, this Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of each such Purchaser, enforceable against him, her or it in accordance with its terms, except as may be limited by (A) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (B) the effect of rules of law governing the availability of specific performance and other equitable remedies, and (C) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Agreements to which it is a party, and the consummation by the Purchaser of the transactions contemplated by this Agreement and each such Transaction Agreement, do not and will not (i) conflict with or violate any provision of the Purchaser’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser is bound or affected.

(c) No General Solicitation. The subscription for the Securities by each Purchaser has not been made through or as a result of, and the distribution of the Notes is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(d) Restricted Securities. Each Purchaser understands that the Series D Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares, will be characterized as “restricted securities” under U.S. federal securities laws inasmuch as, if issued, they will be acquired from the Company in a transaction not involving a public offering and that, under U.S. federal securities laws and applicable regulations, the Series D Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that all certificates representing any of the Series D Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares will bear a restrictive legend in a form as set forth below and hereby consents to the transfer agent for the Company’s Common Stock making a notation on its records to implement the restrictions on transfer described herein. Such Purchaser understands that except as provided in the Transaction Agreements: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, must be held indefinitely and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Commission thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(e) Certain Legends.

(i) Such Purchaser understands that the Securities are “restricted securities” and that the certificates or other instruments representing the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares shall bear any applicable legend as required under U.S. federal securities laws and by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates):

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE OR EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(ii) In the event that the Series D Preferred Shares are converted into Conversion Shares or the Warrants are exercised for shares of Common Stock, such Conversion Shares and Warrant Shares, as the case may be, shall bear any applicable legend as required under U.S. federal securities laws and by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT (II) UNLESS SOLD OR TRANSFERRED TO A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

(iii) The Company may at any time place a stop transfer order on its transfer books against the shares of Common Stock underlying the Series D Preferred Shares and the Warrants. Such stop order will be removed, and further transfer of such shares of Common Stock will be permitted, upon an effective registration of the respective shares of Common Stock, or the receipt by the Company of an opinion of counsel satisfactory to the Company that such further transfer may be effected pursuant to an applicable exemption from registration.

(f) Reliance on Representations. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein and in the applicable schedules and exhibits in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. The Purchaser undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth in such applicable schedules and exhibits which takes place prior to the Closing time. No Person has made any written or oral representations to the Purchaser that (i) any Person will resell or repurchase the Series D Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares, (ii) that any Person will refund all or any part of the Purchase Price, or (iii) as to the future price or value of the shares of Common Stock of the Company.

(g) Schedules. Each Purchaser acknowledges that this Agreement and Schedule A attached hereto require the Purchaser to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the transactions contemplated by this Agreement, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Securities under the securities laws applicable in the United States and other applicable securities laws, preparing and registering certificates representing the Securities and completing filings required by any stock exchange or securities regulatory authority. The Purchaser’s personal information may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, (b) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering, and (c) pursuant to any disclosure requirements existing under the U.S. federal or state securities laws. By executing this Agreement, the Purchaser is deemed to be consenting to the foregoing collection, use and disclosure of the Purchaser’s personal information; provided, that in the event of a disclosure pursuant to clause (a) of the preceding sentence, the Company shall (to the extent it is legally permitted), use commercially reasonable efforts to give such Purchaser advance notice of any required disclosure. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

(h) No Public Sale or Distribution. Each Purchaser will be acquiring the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, in the ordinary course of business for his, her or its own account and not for the benefit of any other Person and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and the Purchaser covenants that it will not resell the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal and state securities laws, and such Purchaser does not have a present arrangement to effect any distribution of the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares to or through any Person or entity.

(i) Investor Status. On the date such Purchaser was offered the Securities and on the date hereof and such Purchaser is and will be either an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser has properly completed, executed and delivered to the Company the applicable “accredited investor” certificate set forth in the Schedules hereto and the information contained therein is true and correct. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(j) Experience of Purchaser. There are risks associated with the purchase of and investment in the Securities, and the Purchaser, either alone or together with his, her or its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of entering into this Agreement and making his, her or its Purchase Price and the merits and risks of the prospective investment in the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, and such Purchaser has so evaluated such merits and risks. Such Purchaser understands that he, she or it must bear the economic risk of an investment in the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, if any, indefinitely and is able to bear such risk and to afford a complete loss of such investment.

(k) Access to Information. Such Purchaser acknowledges that he, she or it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as he, she or it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Securities, (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him, her or it to evaluate the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Securities and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision. The Purchaser is not purchasing the Series D Preferred Shares and Warrants based on knowledge of material information concerning the Company that has not been generally disclosed. Such Purchaser and its advisors, if any, in acquiring the Securities, have relied solely on their independent investigation of the Company and have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the

Company’s representations and warranties contained herein. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(l) No Governmental Review. Each Purchaser understands that no United States federal or state agency, or any other government or governmental agency has reviewed or passed on or made, or will pass on or make, any recommendation or endorsement of the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares or the fairness or suitability of the prospective investment in the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares.

(m) Aggregate Investment. Each Purchaser understands that his, her or its subscription for the Securities forms part of a larger offering of Securities by the Company as described herein. Each Purchaser understands that there is no minimum aggregate subscription required to close the Offering.

(n) Securities and Other Transactions. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first became aware of the proposed transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Units covered by this Agreement. Other than to other Persons party to this Agreement and its Affiliates and their respective investment advisors, agents, counsel and other advisors, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Such Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(o) No Legal, Tax or Investment Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to him, her or it in connection with this Agreement and the transactions contemplated herein, including the prospective investment in the Series D Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares, constitutes legal, tax or investment advice. Each Purchaser has consulted such legal, tax and investment advisors as he, she or it, in his, her or its sole discretion, has deemed necessary or appropriate in the circumstances. The Purchaser is not relying on the Company or its counsel in this regard.

(p) Representations Regarding Senior Notes. Each Purchaser that is paying some or all of its Subscription Amount by surrendering and cancelling Senior Notes hereby further represents and warrants to the Company as follows: (i) such Purchaser is the beneficial and record owner of, with good and valid title to, the Senior Notes originally issued to it, free and clear of any and all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (ii) such Purchaser has not, in whole or in part, (x) assigned, transferred, hypothecated, pledged or otherwise disposed of the Senior Notes or its rights in such Senior Notes or under the Security Agreements, or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Senior Notes which would limit the Holder’s power to transfer the Senior Notes hereunder; (iii) such Purchaser has the sole right and power to vote and dispose of the Senior

Notes, and none of such Senior Notes is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of any of the Senior Notes, except for this Agreement; (iv) no additional consideration for any purpose shall be due to such Purchaser at Closing, with respect to the Senior Notes, other than the Securities; (vi) upon delivery of the Senior Notes to the Company for cancellation (as contemplated by this Agreement), the Company will receive good and marketable title to the Senior Notes, free and clear of all pledges, liens, security interests, mortgage, claims, charges, restrictions, options, title defects or encumbrances; (vi) the Senior Notes being surrendered for cancellation represent all of the Senior Notes of the Company in which such Purchaser owns any legal or beneficial interest; and (vii) no such Purchaser has employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with any of the transactions contemplated by this Agreement.

The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV

REGISTRATION RIGHTS

4.1 Registration Rights. Each Purchaser and the Company agree that the Purchasers shall be entitled to the registration rights with respect to the Securities as set forth in the Registration Rights Agreement entered into in accordance with this Agreement.

ARTICLE V

CONDITIONS OF CLOSING

5.1 Closing Conditions in Favor of the Purchasers. The obligation of each of the Purchasers to deliver the Purchase Price to the Company in connection with the Closing is subject to the satisfaction, or the waiver by such Purchaser, on or prior to such payment, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and as of the applicable Closing as though made on and as of such date (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

(b) Performance. The Company shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing, including the delivery of the items set forth in Section 2.2(a) of this Agreement.

(c) Required Approval. The Company shall have received all Required Approvals for the applicable Closing.

(d) Series D Certificate of Designation. The Company shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware (i) the Series D Certificate of Designation in the form attached hereto as Exhibit A and the Series D Certificate of Designation shall be in full force and effect under the laws of the State of Delaware as of the Closing Date and shall not have been amended or modified.

(e) Surrender of Minimum Amount. The Company shall have received subscriptions from Purchasers who are Note Holders that have agreed to surrender an aggregate principal amount of Senior Notes of not less than the Minimum Amount in consideration of the purchase of Units hereunder.

5.2 Closing Conditions in Favor of the Company. The entering into of this Agreement by the Company with each of the Purchasers, and the acceptance by the Company of such Purchaser’s Purchase Price, is subject to the satisfaction, or the waiver by the Company, at or prior to the applicable Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of such Purchaser contained herein shall be true and correct in all material respects as of the date hereof and as of the applicable Closing as though made on and as of such date.

(b) Accredited Investor Certificate. Such Purchaser shall have completed and executed and delivered the applicable Accredited Investor Certificate.

(c) Performance. Such Purchaser shall have performed, satisfied and complied with, in all material respects, all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by him, her or it at or prior to the applicable Closing, including the delivery of the items set forth in Section 2.2(b) of this Agreement..

(d) Required Approval. The Company shall have received all Required Approvals for the applicable Closing.

ARTICLE VI

COVENANTS

6.1 Reservation of Common Stock. So long as any Purchaser owns any Series D Preferred Shares or Warrants, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue shares of Common Stock issued (i) upon conversion of the Series D Preferred Shares and (ii) upon the exercise of the Warrants issued as part of the Units purchased pursuant to this Agreement.

6.2 Securities Laws Disclosure; Publicity. The Company shall, by 5:30 p.m. (New York City time) on the fourth Trading Day immediately following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the form of this Agreement as an exhibit thereto. From and after the issuance of such Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to any Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such press release without the prior consent of the Company, with respect to any press release of any of the Purchasers, or without the prior consent of the Purchasers holding a majority of the Notes, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

6.3 Use of Proceeds. The Company shall use the additional net proceeds from the sale of the Securities hereunder for general business and working capital purposes.

6.4 Listing of Common Stock; Reporting Status. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq Stock Market, and as soon as reasonably practicable, to list all of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock or upon the exercise of the Warrants thereon. Until the earlier of (i) the date on which the Purchaser shall have sold all of the Conversion Shares and Warrant Shares and (ii) the date on which the Purchaser may sell all of the Securities without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act (the “Reporting Period”), the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

6.5 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to Section 6.2. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 6.2, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that unless a Purchaser possesses material, non-public information with respect to the Company, has entered into a confidentiality agreement with the Company, or otherwise is restricted in its trading activities with respect to the Company’s Common Stock, (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced; (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced; and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries relating to this Agreement after the initial disclosure of the transactions contemplated by this Agreement.

6.6 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities to the Purchasers in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

6.7 Transfer Restrictions. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or to an affiliate of a Purchaser or to an entity managed by a Purchaser (provided, in such case the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder), the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

6.8 Limitations on Conversion and Exercise. Notwithstanding anything in this Purchase Agreement or any of the other agreements and instruments executed in accordance with this Purchase Agreement to the contrary, subject to receipt of the approval of the Company’s stockholders, the Company shall not issue, and no Purchaser shall be permitted to acquire or purchase (whether upon conversion of the Series D Preferred Shares, payment of dividends on the Series D Preferred Shares, or exercise of the Warrants) any shares of Common Stock if and to the extent that the purchase and issuance of such shares of Common Stock would cause the Company to exceed the aggregate number of shares of Common Stock which the Company may issue or be deemed to have issued without breaching the Company’s obligations under the applicable rules and regulations of the Nasdaq Stock Market (including, without limitation, Nasdaq Listing Rule 5635) and such other Trading Market on which the Company’s shares of Common Stock are then listed or quoted for trading (the “Exchange Cap”). Accordingly, if stockholder approval would be required under the applicable listing rules of the Nasdaq Stock Market or such other Trading Market on which the Company’s shares of Common Stock are then listed or quoted for trading (the “Principal Market”), then in the absence of such stockholder approval, in no event shall a Purchaser be permitted to acquire shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Units issued to the Purchaser hereunder on the Closing Date and the denominator of which is the total number of Units issued to all purchasers in the Offering on the Closing Date (with respect to each purchaser, the “Exchange Cap Allocation”). In the event that Purchaser shall sell or otherwise transfer any of the securities comprising the Units, the transferee thereof shall be allocated a pro rata portion of Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.

6.9 Stockholder Approval. Solely in the event that the Company determines that it is required in order to permit the full conversion of the Series D Preferred Shares (including in connection with the payment of dividends on the Series D Preferred Shares) or the full exercise of the Warrants issued pursuant to this Agreement into shares of Common Stock in accordance with applicable listing rules of the Principal Market (the “Stockholder Approval”), the Company shall, following its determination that such Stockholder Approval is required, at its next annual meeting of stockholders scheduled subsequent to such determination, and any subsequent special or annual meeting to the extent required, call a meeting of its stockholders for the purpose of obtaining the Stockholder Approval, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting no less frequently than every 180 days thereafter to seek Stockholder Approval until the earlier of the date that Stockholder Approval is obtained or the Series D Preferred Shares and Warrants are no longer outstanding. Each Purchaser further agrees that it shall not be entitled to vote the shares of Common Stock of the Company issuable to it pursuant to the terms of this Agreement, including pursuant to the conversion of the Series D Preferred Shares or exercise of any Warrants, at any meeting of the Company’s stockholders convened to vote on a proposal to enable the Company to issue the shares of Common Stock underlying the Series D Preferred Shares and Warrants in excess of 19.99% of the issued and outstanding Common Stock of the Company.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Company of any covenant or agreement made by the Company in the this Agreement or in the other Transaction Agreements; (B) any breach of warranty or representation made by the Company in this Agreement or in the other Transaction Agreements; and (C) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

(b) Each Purchaser agrees to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of: (A) any breach or default in the performance by such Purchaser of any covenant or agreement made by such Purchaser in this Agreement or in the other Transaction Agreements; (B) any breach of warranty or representation made by such Purchaser in this Agreement or in the other Transaction Agreements; and (C) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

ARTICLE VIII

GENERAL

8.1 Termination. Solely in the event that the Closing has not been consummated on or before June 30, 2013, this Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties; provided, however, that (a) any Purchaser may elect to extend the foregoing date solely with respect to its purchase of the Securities hereunder and (b) any such termination will not affect the right of any party to sue for any breach by the other party (or parties).

8.2 Confidentiality. The Purchasers acknowledge that due to certain of the covenants contained herein or in the other Transaction Agreements, from time to time the Purchasers may come into possession of confidential information of the Company, including material, non-public information relating to the Company. The Purchasers hereby agree that (i) they shall keep all such information strictly confidential, applying, at a minimum, the same degree of care as it does to protect its own confidential information of a similar nature; (ii) shall only use such information in connection with the transactions contemplated by this Agreement; and (iii) shall not disclose any of such information other than: (a) to the Purchaser’s employees, representatives, directors, attorneys, auditors, or Affiliates who are advised of the confidential nature of such information (so long as any of the foregoing persons agree to be bound by the provisions of this Section), (b) to the extent such information presently is or hereafter becomes available on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or any administrative body or commission to whose jurisdiction the Purchasers are subject (provided that notice of such requirement or order shall be promptly furnished to the Company in advance of such disclosure), (d) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section, or (e) with the Company’s prior written consent. The Purchasers agree to be responsible for any breach of this agreement by any of the persons identified in Section 8.2(iii). The Purchasers are aware that, under certain circumstances, the United States securities laws may prohibit a Person who has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities.

8.3 Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

8.4 Amendments; Waivers. No provision of this Agreement may be amended or waived except in a written instrument signed, (i) in the case of an amendment, by the Company and Purchasers representing a Majority in Interest, or (ii) in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided that, in the case of waiver by or on behalf of all of the Purchasers, such written instrument shall be signed by Purchasers representing a Majority in Interest; and provided, further that that any amendment that would modify this Section 8.4 shall, in each case, require the approval of each Purchaser to which such amendment shall apply. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.5 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address referred to in this Section 8.5 prior to 5:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address referred to in this Section 8.5 on a day that is not a Business Day or later than 5:00 p.m. (Eastern time) on any Business Day, (c) the Business Day following the date of deposit with a nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and e-mail addresses for such notices and communications are those set forth on the signature pages hereof, or such other address, facsimile number or e-mail address as may be designated in writing hereafter, in the same manner, by the relevant party hereto.

8.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

8.7 Entire Agreement. This Agreement, together with the other Transaction Agreements contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such agreements and exhibits. At or after the Closing, and without further consideration, the parties hereto will make, do and execute and deliver, or cause to be made, done and executed and delivered, such further acts, deeds, assurances, documents and things as may be reasonably requested by any of the other parties hereto in order to give practical effect to the intention of the parties hereunder.

8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers representing a Majority in Interest (other than by merger, consolidation or sale of all or substantially all of the Company’s assets). A Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the “Purchasers.”

8.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person or entity.

8.10 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.12 Execution. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile or e-mail transmission), all of which when taken together shall be considered one and the same agreement. In the event that any signature is delivered by facsimile transmission or e-mail attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or e-mail-attached signature page were an original thereof.

8.13 Survival; Severability. All representations and warranties made by the Company and each of the Purchasers herein will survive the execution of this Agreement, the Closing and the delivery to the Purchasers of the Securities being purchased and the payment therefor until the first anniversary of the Closing Date, except for those representations and warranties which speak as of a specific date. All covenants and other agreements set forth in this Agreement shall survive the Closing for the respective periods set forth therein and if no such period is specified until the first anniversary of the Closing Date. Notwithstanding anything to the contrary contained herein, Sections 7.1 and 8.4 shall survive for the applicable statute of limitations. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.14 Replacement of Certificates. If any certificate evidencing the securities issued or issuable hereunder is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or security, if requested. The applicant for a new certificate under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement certificates.

8.15 Interpretation. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. In addition, each and every reference to share prices and shares of capital stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. The word “including”, whenever used in this Agreement, shall be deemed to be followed by the phrase “without limitation”.

8.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Agreement. Nothing contained herein or in any other Transaction Agreement, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been advised to retain its own representation, including its own separate legal counsel, in their review and negotiation of the Transaction Agreements.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AUTHENTIDATE HOLDING CORP.			Address for Notice: Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922
			Attn:	President
By:			Fax:
	Name:	O’Connell Benjamin
	Title:	Chief Executive Officer and President

With a copy to (which shall not constitute notice):

Becker & Poliakoff, LLP 45 Broadway, 8th Floor New York, NY 10006 Attn: Michael Goldstein Fax: 212-557-0295

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

EIN Number:

Address for Notices to Purchaser:

Address for Delivery of certificated Securities for Purchaser (if not same as address for notices):

Total Subscription Amount: $

Securities Purchased, comprised of:

No. of Series D Preferred Shares:

No. of Common Stock Warrants:

☐ By checking this box, the Purchaser agrees that it will pay the some or all of the Total Subscription Amount indicated above by surrendering to the Company for cancellation one or more of Senior Notes held by such Purchaser, as indicated below. If the Purchaser’s Total Subscription Amount will be paid solely by the wire transfer of U.S. funds, leave this section blank.

Amount of Total Subscription Amount to be paid by surrender of Senior Notes $

Principal Amount of Senior Notes Owned by Purchaser and Issue Date:

1. Senior Note issued                     , 20     in the Principal Amount of $

2. Senior Note issued                     , 20     in the Principal Amount of $

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

This Accredited Investor Certificate is being delivered to the Company pursuant to the Purchase Agreement. Capitalized terms used in this Accredited Investor Certificate, but not defined herein, have the respective meanings attributed to such terms in the Purchase Agreement. Investor agrees to furnish any additional information the Company deems necessary in order to verify the information provided below.

The Purchaser hereby acknowledges that the Company is relying on this Accredited Investor Certificate to determine the Purchaser’s suitability for investment in the Securities pursuant to the Securities Purchase Agreement (collectively, the “Investment”) and hereby represents and warrants and certifies that, as of the Closing, the Purchaser:

Category I	☐	The Purchaser is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 (excluding the value of such Purchaser’s principal residence).

Category II	☐	The Purchaser is a corporation, partnership, business trust or a non profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000.

Category III	☐	The Purchaser is an individual (not a partnership, corporation, etc.) who reasonably expects an individual income in excess of $200,000 in the current year and had an individual income in excess of $200,000 in each of the last two years (including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of the Purchaser’s spouse or other family members and any unrealized capital appreciation);

Or

	☐	The Purchaser is an individual (not a partnership, corporation, etc.) who, together with his or her spouse, reasonably expects joint income in excess of $300,000 for the current year and had joint income in excess of $300,000 in each of the last two years (including foreign income, tax exempt income and the full amount of realized capital gains and losses).

Category IV	☐	The Purchaser is a director or executive officer of the Company.

Category V	☐	The Purchaser is a bank, savings and loan association or credit union, insurance company, registered investment company, registered business development company, licensed small business investment company, or employee benefit plan within the meaning of Title 1 of ERISA whose plan fiduciary is either a bank, insurance company or registered investment advisor or whose total assets exceed $5,000,000.

Describe entity:

Category VI	☐	The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

Category VII	☐	The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (a person who either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment). A copy of the declaration of trust or trust agreement and a representation as to the sophistication of the person directing purchases for the trust is enclosed.

Category VIII	☐	The Purchaser is a self directed employee benefit plan for which all persons making investment decisions are “accredited investors” within one or more of the categories described above.

Category IX	☐	The Purchaser is an entity in which all of the equity owners are “accredited investors” within one or more of the categories described above. If relying upon this category alone, each equity owner must complete a separate copy of this agreement.

	☐	Describe entity:

Category X	☐	The Purchaser does not come within any of the Categories I – IX set forth above.

IN WITNESS WHEREOF, the Purchaser has duly executed this Accredited Investor Certificate as of the Closing.

IF THE PURCHASER IS AN ENTITY:

(Name of Entity – Please Print)

By:

Name:

Title:

IF THE PURCHASER IS AN INDIVIDUAL:

(Name – Please Print)

(Signature)

(Address)

(Telephone)

(Facsimile)

(E-Mail)

EXHIBIT A

CERTIFICATE OF DESIGNATION OF

SERIES D PREFERRED STOCK

EXHIBIT B

FORM OF COMMON STOCK PURCHASE WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT